                                                             Exhibit 3(b)






                                EMERSON ELECTRIC CO.
                                --------------------



                                      BYLAWS
                                      ------






                          As Amended through May 3, 1994

                     EMERSON ELECTRIC CO.

                             BYLAWS
                             INDEX
                                                             Page
ARTICLE I - OFFICES; DEFINITIONS

    Section   1.   Registered Office . . . . . . . . . . . .  1
    Section   2.   Other Offices . . . . . . . . . . . . . .  1
    Section   3.   Definitions . . . . . . . . . . . . . . .  1

ARTICLE II - MEETINGS OF SHAREHOLDERS

    Section   1.   Place of Meetings . . . . . . . . . . . .  1
    Section   2.   Annual Meeting. . . . . . . . . . . . . .  2
    Section   3.   Special Meetings. . . . . . . . . . . . .  2
    Section   4.   Notice of Meetings. . . . . . . . . . . .  3
    Section   5.   List of Shareholders Entitled to Vote . .  3
    Section   6.   Quorum. . . . . . . . . . . . . . . . . .  4
    Section   7.   Requisite Vote. . . . . . . . . . . . . .  5
    Section   8.   Voting. . . . . . . . . . . . . . . . . .  6
    Section   9.   Notice of Shareholder Business at Annual
                         Meetings. . . . . . . . . . . . . .  6
ARTICLE III - DIRECTORS

    Section   1.   Number; Classification; Nominations;
                      Election; Term of Office . . . . . . .  9
    Section   2.   Filling of Vacancies. . . . . . . . . . .  13
    Section   3.   Qualifications. . . . . . . . . . . . . .  13
    Section   4.   Removal . . . . . . . . . . . . . . . . .  14
    Section   5.   General Powers. . . . . . . . . . . . . .  14
    Section   6.   Place of Meetings . . . . . . . . . . . .  15
    Section   7.   Regular Annual Meeting. . . . . . . . . .  15
    Section   8.   Additional Regular Meetings . . . . . . .  15
    Section   9.   Special Meetings. . . . . . . . . . . . .  16
    Section   10.  Place of Meetings . . . . . . . . . . . .  17
    Section   11.  Notices . . . . . . . . . . . . . . . . .  17
    Section   12.  Quorum. . . . . . . . . . . . . . . . . .  17
    Section   13.  Compensation of Directors . . . . . . . .  18
    Section   14.  Executive Committee . . . . . . . . . . .  18
    Section   15.  Finance Committee . . . . . . . . . . . .  19
    Section   16.  Other Committees of the Board . . . . . .  19
    Section   17.  Committees - General Rules. . . . . . . .  20
    Section   18.  Director Emeritus and Advisory Directors.  20

ARTICLE IV - NOTICES                                         Page
    Section   1.   Service of Notices. . . . . . . . . . . .  21
    Section   2.   Waiver of Notices . . . . . . . . . . . .  22


ARTICLE V - OFFICERS
    Section   1.   Titles. . . . . . . . . . . . . . . . . .  22
    Section   2.   Election. . . . . . . . . . . . . . . . .  23
    Section   3.   Term. . . . . . . . . . . . . . . . . . .  24
    Section   4.   Chairman of the Board . . . . . . . . . .  24
    Section   5.   President . . . . . . . . . . . . . . . .  25
    Section   6.   Vice Chairmen of the Board. . . . . . . .  25
    Section   7.   Vice Presidents . . . . . . . . . . . . .  25
    Section   8.   Secretary and Assistant Secretaries . . .  26
    Section   9.   Treasurer and Assistant Treasurers. . . .  26
    Section   10.  Controller and Assistant Controllers. . .  27
    Section   11.  Appointed Officers. . . . . . . . . . . .  28

ARTICLE VI - CERTIFICATES OF SHARES

    Section   1.   Certificates. . . . . . . . . . . . . . .  29
    Section   2.   Signatures on Certificates. . . . . . . .  29
    Section   3.   Transfer Agents and Registrars;
                      Facsimile Signatures . . . . . . . . .  29
    Section   4.   Lost Certificates . . . . . . . . . . . .  30
    Section   5.   Transfer of Shares. . . . . . . . . . . .  31
    Section   6.   Registered Shareholders . . . . . . . . .  31
    Section   7.   Interested Shareholders . . . . . . . . .  31

ARTICLE VII - INDEMNIFICATION OF DIRECTORS, OFFICERS,
              EMPLOYEES AND AGENTS
    Section   1.   Actions Involving Directors, Officers
                        or Employees . . . . . . . . . . . .  32
    Section   2.   Actions Involving Agents. . . . . . . . .  33
    Section   3.   Determination of Right to Indemnification
                        in Certain Instances . . . . . . . .  34
    Section   4.   Advance Payment of Expenses . . . . . . .  35
    Section   5.   Successful Defense. . . . . . . . . . . .  36
    Section   6.   Not Exclusive Right . . . . . . . . . . .  36
    Section   7.   Insurance . . . . . . . . . . . . . . . .  37
    Section   8.   Subsidiaries of Corporation . . . . . . .  38
    Section   9.   Spousal Indemnification . . . . . . . . .  39

ARTICLE VIII - GENERAL PROVISIONS                            Page
    Section   1.   Dividends . . . . . . . . . . . . . . . .  40
    Section   2.   Checks. . . . . . . . . . . . . . . . . .  40
    Section   3.   Fiscal Year . . . . . . . . . . . . . . .  40
    Section   4.   Seal. . . . . . . . . . . . . . . . . . .  40
    Section   5.   Closing of Transfer Books and Fixing of
                      Record Dates . . . . . . . . . . . . .  41
ARTICLE IX - AMENDMENTS
    Section   1.   . . . . . . . . . . . . . . . . . . . . .  42

                       EMERSON ELECTRIC CO.

                           * * * * *

                             BYLAWS

                            * * * * *

                            ARTICLE I

                      OFFICES; DEFINITIONS

    Section 1.      Registered Office.  The registered office

of Emerson Electric Co. (the "Corporation") shall be located in the County of St. Louis, State of Missouri.

    Section 2.      Other Offices.  The Corporation may also

have offices at such other places both within and without the

State of Missouri as the Board may, from time to time,

determine of the business of the Corporation may require.

    Section 3.      Definitions.  Unless the context otherwise

requires, defined terms herein shall have the meaning ascribed thereto in the Articles of Incorporation (the "Articles").

                             ARTICLE II

                      MEETINGS OF SHAREHOLDERS

    Section 1.     Place of Meeting.  All meetings of the

shareholders shall be held at such place within or without the

State of Missouri as may be, from time to time, fixed or determined by the Board.

   Section 2.     Annual Meeting.  The annual meeting of the

shareholders shall be held on the first Tuesday in February of each year if not a legal holiday, or, if a legal holiday, then on the next business day following, at such hour as may be

specified in the notice of the meeting; provided, however,

that the day fixed for such meeting in any year may be changed by resolution of the Board to such other day in February,

March, April, May or June not a legal holiday as the Board may

deem desirable or appropriate.   At the annual meeting the

shareholders shall elect Directors in accordance with Article

5 of the Articles of Incorporation and Article III of these

Bylaws, and shall transact such other business as may properly be brought before the meeting.  If no other place for the

annual meeting is determined by the Board of Directors and

specified in the notice of such meeting, the annual meeting

shall be held at the principal offices of the Corporation at

8000 West Florissant Avenue, St. Louis, Missouri.

    Section 3.     Special Meetings.

                   (a)  Unless otherwise limited by statute

or by the Articles, special meetings of the shareholders, for any purpose or purposes, may be called at any time by the Chairman of the Board, any Vice Chairman of the Board, the President,

the Secretary, or a majority of the Board.

                     (b)  A special meeting may also be called

by the holders of not less than 85% of all of the outstanding shares entitled to vote at such meeting, upon written request delivered to the Secretary of the Corporation.  Such request shall state the purpose or purposes of the proposed meeting.

Upon receipt of any such request, it shall be the duty of the

Secretary to call a special meeting of the shareholders to be held at any time, not less than (10) nor more than seventy

(70) days thereafter, as the Secretary may fix.  If the

Secretary shall neglect to issue such call, the person or

persons making the request may issue the call.

    Section 4.     Notice of Meetings.  Written notice of

every meeting of the shareholders, specifying the place, date and hour of the meeting, and, in the case of a special

meeting, the purpose or purposes for which the meeting is

called shall be delivered or mailed, postage prepaid, by or

at the direction of the Secretary, not less than ten (10) nor more than seventy (70) days before the date of the meeting to each shareholder of record entitled to vote at such meeting.

    Section 5. List of Shareholders Entitled to Vote. At least ten (10) days before each meeting of the shareholders,

a complete list of the shareholders entitled to vote at such meeting shall be prepared and arranged in alphabetical order with the address of each shareholder and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered

office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours.

Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.  Failure to comply with the above

requirements in respect of lists of shareholders shall not

affect the validity of any action taken at such meeting.

    Section 6.     Quorum.  The holders of a majority of the

issued and outstanding shares entitled to vote, present in

person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for

the transaction of business, except as otherwise provided by law, the Articles or by these Bylaws. The shareholders present at a meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the

withdrawal of such number of shareholders as to reduce the

remaining shareholder to less than a quorum.  Whether or not a quorum is present, the chairman of the meeting or a majority of the shareholders entitled to vote thereat, present in

person or by proxy, shall have power, except as otherwise

provided by statute, successively to adjourn the meeting to

such time and place as they may determine, to a date not

longer than ninety (90) days after each such adjournment, and no notice of any such adjournment need be given to

shareholders other than the announcement of the adjournment at the meeting.  At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted

which might have been transacted at the meeting as originally called.

    Section 7.     Requisite Vote.   When a quorum is present

or represented at any meeting, the vote of the holders of a

majority of the shares entitled to vote which are present in person or represented by proxy shall decide any questions

brought before such meeting, unless the question is one upon which, by express provision of law, the Articles or by these

Bylaws, a different vote is required, in which case such

express provisions shall govern and control the decision of

such question.

    Section 8.     Voting.   Each shareholder shall, at every

meeting of the shareholders, be entitled to one vote in person or by proxy for each share having voting power held by such

shareholder, but no proxy shall be voted after eleven (11)

months from the date of its execution unless otherwise

provided in the proxy.  In each election for Directors, no

shareholder shall be entitled to vote cumulatively or to

cumulate his votes.

    Section 9.     Notice of Shareholder Business at Annual

Meetings.  At any annual meeting of shareholders, only such

business shall be conducted as shall have been properly

brought before the meeting.  In addition to any other

requirements imposed by or pursuant to law, the Articles or

these Bylaws, each item of business to be properly brought

before an annual meeting must (a) be specified in the notice of meeting (or any supplement thereto) given by or at the

direction of the Board or the persons calling the meeting

pursuant to the Articles;  (b) be otherwise properly brought before the meeting by or at the direction of the Board;  or

(c) be otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have

given timely notice thereof in writing to the Secretary of the

Corporation. To be timely, a shareholder's notice must be

delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than

90 days prior to the annual meeting; provided, however, that in the event less than 70 days' notice or prior public

disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the

10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was

made.  For purposes of these Bylaws "public disclosure" shall mean disclosure in a press release reported by the Dow Jones,

Associated Press, Reuters or comparable national news service,

or in a document publicly filed by the Corporation with the

Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended

(the "1934 Act").   A shareholder's notice to the Secretary

shall set forth as to each matter he or she proposes to bring before the annual meeting (a) a brief description of the

business desired to be brought before the meeting and the reasons for conducting such business at the annual meeting,

(b) the name and address, as they appear on the Corporation's books, of the shareholder(s) proposing such business, (c) the class and number of shares of the Corporation which are

beneficially owned by the proposing shareholder(s), and (d)

any material interest of the proposing shareholder(s) in such business.  Notwithstanding anything in these Bylaws to the

contrary, but subject to Article III, Section 1(c) hereof, no business shall be conducted at an annual meeting except in

accordance with the procedures set forth in this Section.  The

Chairman of the annual meeting shall, if the facts warrant,

determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Section;  and if he or she should so determine, shall so declare to the meeting and any such

business not properly brought before the annual meeting shall not be transacted.  The Chairman of the meeting shall have

absolute authority to decide questions of compliance with the foregoing procedures, and his or her ruling thereon shall be final and conclusive.

                          ARTICLE III

                            DIRECTORS

    Section 1.     Number; Classification; Nominations;

Election; Term of Office.

                   (a)  The Board shall consist of such number

of Directors as the Board may from time to time determine,

provided that in no event shall the number of Directors be

less than three (3), and provided further that no reduction in the number of Directors shall have the effect of shortening

the term of any incumbent Director.  In addition, the Board

may, from time to time, appoint such number of "Advisory

Directors" and "Directors Emeritus" as it may deem advisable.

                      (b)  The Board of Directors (herein the

"Board") shall be divided into three classes, as nearly equal in number as possible.  In the event of any increase in the

number of Directors, the additional Director(s) shall be added to such class(es) as may be necessary so that all classes

shall be as nearly equal in number as possible.  In the event of any decrease in the number of Directors, all classes of

Directors shall be decreased as nearly equally as may be

possible.  Subject to the foregoing, the Board shall determine the class(es) to which any additional Director(s) shall be added and the class(es) which shall be decreased in the event of any decrease in the number of Directors.

                   At each annual meeting of shareholders the

successors to the class of Directors whose term shall then

expire shall be elected for a term expiring at the third

succeeding annual meeting after such election.

                   (c)  In addition to the qualifications set

out in Section 3 of this Article III, in order to be qualified for election as a Director, persons must be nominated in

accordance with the following procedure:

                   Nominations of persons for election to the

Board of the Corporation may be made at a meeting of

shareholders by or at the direction of the Board or by any

shareholder of the Corporation entitled to vote for the

election of Directors at the meeting who complies with the

procedures set forth in this Section 1(c).  In order for

persons nominated to the Board, other than those persons

nominated by or at the direction of the Board, to be qualified to serve on the Board, such nominations shall be made pursuant to timely notice in writing to the Secretary of the

Corporation.  To be timely, a shareholder's notice shall be

delivered to or mailed and received by the Secretary of the

Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event less than

70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the

shareholder to be timely must be so received not later than

the close of business on the 10th day following the day on

which such notice of the date of the meeting was mailed or

such public disclosure was made.  Such shareholder's notice

shall set forth (i) as to each person whom the shareholder

proposes to nominate for election or re-election as a

Director, (A) the name, age, business address and residence

address of such person, (B) the principal occupation or

employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such

person, (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for

election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, (including without limitation such

person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and (E)

if the shareholder(s) making the nomination is an Interested

Person, details of any relationship, agreement or

understanding between the shareholder(s) and the nominee; and

(ii) as to the shareholder(s) making the nomination (A) the

name and address, as they appear on the Corporation's books,

of such shareholder(s) and (B) the class and number of shares of the Corporation which are beneficially owned by such

shareholder(s).  At the request of the Board, any person

nominated by the Board for election as a Director shall

furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of

nomination which pertains to the nominee.  No person shall be qualified for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this

Section 1(c).  The Chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that a

nomination was not made in accordance with the procedures

prescribed by the Bylaws, and if he or she should so

determine,  shall so declare to the meeting, and the defective nomination shall be disregarded.  The Chairman of a meeting

shall have absolute authority to decide questions of

compliance with the foregoing procedures, and his or her

ruling thereon shall be final and conclusive.

                   (d)  Directors shall be elected at annual
meetings of the shareholders, except as provided in Section 2 of this Article III, and each Director shall hold office until his or her successor is elected and qualified.

    Section 2.     Filling of Vacancies.  Vacancies and newly

created directorships resulting from any increase in the

authorized number of Directors shall be filled only by a

majority of the remaining Directors, though less than a

quorum, and each person so elected shall be a Director until his or her successor is elected by the shareholders, who may make such election at the next annual meeting of the

shareholders at which Directors are elected or at any special meeting of shareholders duly called for that purpose and held prior thereto.

    Section 3.     Qualifications.   Directors must be

nominated in accordance with the procedure set out in Section

1(c) of this Article III.  Directors need not be shareholders.

No person shall be eligible for election as a Director,

either under Section 1 or Section 2 of this Article III, if

such person's seventy-second (72d) birthday shall fall on a

date prior to the commencement of the Term for which such

Director is to be elected or appointed; provided, however,

that this limitation shall not apply to persons who were

Directors of the Corporation on April 4, 1967. No person shall be qualified to be elected and to hold office as a Director if such person is determined by a majority of the whole Board to have acted in a manner contrary to the best interests of the

Corporation, including, but not limited to, violation of

either State or Federal law, maintenance of interests not

properly authorized and in conflict with the interests of the

Corporation, or breach of any agreement between such Director and the Corporation relating to such Director's services as a

Director, employee or agent of the Corporation.

    Section 4.     Removal.  By action of a majority of the

whole Board, any Director may be removed from office for cause if such Director shall at the time of such removal fail to

meet the qualifications for election as a Director as set

forth under Article III, Section 3 hereof.  Notice of the

proposed removal shall be given to all Directors of the

Corporation prior to action thereon.  Directors may be

otherwise removed only in the manner prescribed in the

Articles.

    Section 5.     General Powers.  The property and business

of the Corporation shall be controlled and managed by its

Board of Directors which may exercise all such powers of the

Corporation and do all such lawful acts and things as are not, by law, the Articles or by these Bylaws, directed or required to be exercised and done by the shareholders or the Continuing

Directors.

    Section 6.    Place of Meetings.  The Board may hold

meetings, both regular and special, either within or without the State of Missouri.

    Section 7.    Regular Annual Meeting.   A regular annual

meeting of the Board, including newly elected Directors, shall be held immediately following the annual meeting of the

shareholders and shall be held at the principal offices of the

Corporation at 8000 West Florissant Avenue, St. Louis,

Missouri, unless another time or place shall be fixed therefor by the Directors.  No notice of such meeting shall be

necessary to the Directors in order, legally, to constitute

the meeting, provided a majority of the whole Board shall be present.  In the event such annual meeting of the Board is not held at the time and place specified herein, or at such other time and place as may be fixed by the Directors, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for meetings of the

Board, or as shall be specified in a written waiver signed by all of the Directors.

    Section 8. Additional Regular Meetings. Additional regular meetings of the Board shall be held once each month on the first Tuesday thereof, or on such other day thereof as the

Board may, by resolution, prescribe, and at such hour of such day as shall be stated in the notice of the meeting; provided that the Chairman, in his or her discretion, may dispense with any one or more of such meetings, by having notice of the

intention so to do given, by letter or telegram, to each

Director not less than ten (10) days prior to the regularly

scheduled date of each meeting so to be dispensed with.  If

the first Tuesday of any month shall be a legal holiday, the regular meeting for such month shall be held on the Thursday following, and if the Monday preceding the first Tuesday of

any month shall be a legal holiday, the regular meeting for

such month shall be held on the Wednesday following, in each case unless the Board shall otherwise prescribe by resolution.

Notice of any regular meeting shall be given to each Director at least forty-eight (48) hours in advance thereof, either

personally, by mail or by telegram.

    Section 9.     Special Meetings.  Special meetings of the

Board may be called by the Chairman, any Vice Chairman, the

President, any Vice President or the Secretary, on notice

given personally, by mail, by telephone, by telegram or by

facsimile to each Director given twenty-four (24) hours in advance of such meeting. Special meetings shall be called by the Chairman, any Vice Chairman, the President or Secretary

in like manner and on like notice on the written request of

any two Directors.

    Section 10.    Place of Meetings.  Special meetings and

regular meetings of the Board, other than the regular annual meeting, shall be held at such place within the City or County of St. Louis, Missouri, as may be specified in the notice of such meeting; provided that any meeting may be held elsewhere,

within or without the State of Missouri, pursuant to

resolution of the Board or pursuant to the call of the

Chairman, any Vice Chairman or the President.  Members of the

Board and its Committees may participate in meetings by means of conference telephone or similar communications equipment

whereby all persons participating in the meeting can hear each other, and such participation shall constitute presence at the meeting.

    Section 11.    Notices.  Notice of any meeting may be

given by the Chairman, any Vice Chairman, the President, any

Vice President or the Secretary and shall specify the time and place of the meeting.

    Section 12.    Quorum.   At all meetings of the Board a

majority of Directors in office (the "whole Board") shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at a meeting at which a quorum is present shall be the acts

of the Board, except as otherwise may be specifically provided by law or by the Articles.  If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other

than announcement at the meeting, until a quorum shall be

present.  So long as the whole Board shall consist of sixteen

(16) or more members, a Director who may be disqualified, by reason of personal interest, from voting on any particular

matter before a meeting of the Board may nevertheless be

counted for the purpose of constituting a quorum of the Board.

    Section 13.    Compensation of Directors.  Directors, as

such, shall receive for their services such compensation as

may be fixed, from time to time, by resolution of the Board,

together with a stipend for attendance, and expenses of

attendance, if any, for each meeting of the Board or meetings of any committee on which the Directors may serve; provided

that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other

capacity and receiving compensation therefor.

    Section 14.    Executive Committee.  The Board may, by
resolution passed by a majority of the whole Board, designate two or more of its number to constitute an Executive Committee which, to the extent provided in such resolution, shall have and exercise the authority of the Board in the management and business of the Corporation.

    Section 15.    Finance Committee.  The Board may, by

resolution passed by a majority of the whole Board, designate two or more of its number, one of whom shall be the Committee

Chairman, as the Finance Committee of the Board, which to the extent provided in such resolution shall have and exercise the authority of the Board in the management and business of the

Corporation.  The Committee shall study and consider financial matters affecting the operations of the Corporation, including its long range financial requirements, shall advise the Board in respect thereto, and shall have such other duties as shall be specified by resolution of the Board.

    Section 16.    Other Committees of the Board.  The Board

may, by resolution passed by a majority of the whole Board,

designate two or more of its members to constitute such other

Committees of the Board as the Board by such resolution or

resolutions may determine.  To the extent provided in such

resolution or resolutions, such Committees shall have and exercise the authority of the Board in the management and business of the Corporation.

    Section 17.    Committees-General Rules.  Each Committee

of the Board shall keep regular minutes of its proceedings and report the same to the Board when required.  Vacancies in the membership of each Committee shall be filled by the Board at any regular or special meeting of the Board.  A Director who may be disqualified, by reason of personal interest, from

voting on any particular matter before a meeting of a

Committee may nevertheless be counted for the purpose of

constituting a quorum of the Committee.  At all meetings of a

Committee, a majority of the Committee members then in office shall constitute a quorum for the purpose of transacting

business, and the acts of a majority of the Committee members present at any meeting at which there is a quorum shall be the acts of the Committee.

    Section 18.    Directors Emeritus and Advisory Directors.

The Board may from time to time create one or more positions of Director Emeritus and Advisory Director, and may fill such position or positions for such term as the Board deems proper.

Each Director Emeritus and Advisory Director shall have the

privilege of attending meetings of the Board but shall do so solely as an observer.  Notice of such meetings to a Director

Emeritus or Advisory Director shall not be required under any applicable law, the Articles, or these Bylaws.  Each Director

Emeritus and Advisory Director shall be entitled to receive

such compensation as may be fixed from time to time by the

Board.  No Director Emeritus or Advisory Director shall be

entitled to vote on any business coming before the Board, nor shall they be counted as members of the Board for the purpose of determining the number of Directors necessary to constitute a quorum, for the purpose of determining whether a quorum is present, or for any other purpose whatsoever.  In the case of a Director Emeritus or Advisory Director, the occurrence of

any event which in the case of a Director would create a

vacancy on the Board, shall be deemed to create a vacancy in such position;  but the Board may declare the position

terminated until such time as the Board shall again deem it

proper to create and to fill the position.

                            ARTICLE IV

                             NOTICES

    Section 1.    Service of Notice.  Notices to Directors and

shareholders shall be in writing and delivered personally or mailed or sent by telegram, telex or facsimile transmission to the Directors or shareholders at their addresses appearing on the books of the Corporation, except that notice to Directors of a special meeting of the Board may be given orally. Notice by mail shall be deemed to be given at the time when the same shall be mailed; notice by telegram when such notice is

delivered to the telegraph company; notice by facsimile

transmission when transmitted.

    Section 2.     Waiver of Notices.   Whenever any notice is

required to be given under the provisions of law, the

Articles, or of these Bylaws, a waiver thereof in writing,

signed by the person or persons entitled to said notice,

whether before or after the time stated therein, shall be

deemed equivalent thereto.

                            ARTICLE V

                            OFFICERS

    Section 1.    Titles.   The Officers of the Corporation

shall be chosen by the Board of Directors and shall be a

Chairman of the Board (herein the "Chairman"), a President,

at least one Vice President, a Secretary and a Treasurer.  The

Board may also elect one or more Vice Chairmen of the Board

(herein "Vice Chairmen"), additional Vice Presidents, a

Controller, one or more Assistant Controllers, and such other officers as the Board may deem appropriate.  Any two of the

aforesaid offices, except those of President and Vice

President or President and Secretary, may be held by the same person. Vice Presidents of the Corporation may be given distinctive designations such as Executive Vice President,

Group Vice President, Senior Vice President and the like.

    Section 2.     Election.  The Board, at its annual meeting

immediately following each annual meeting of the shareholders,

shall elect a Chairman and a President, and may elect one or more Vice Chairmen, all of whom shall be Directors or Advisory

Directors;  and the Board shall also at such annual meeting

elect one or more Vice Presidents, a Secretary and a

Treasurer, who may, but need not, be Directors or Advisory

Directors.  The Board may elect such other officers and agents as it shall determine necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

In connection with the election of any officer of the

Corporation, the Board may determine that such officer, in

addition to the title of the office to which he is elected,

shall have a further title such as Chief Administrative

Officer, Chief Operating Officer or such other title as the

Board may designate, and the Board may prescribe powers to be exercised and duties to be performed by any such officer to

whom any such additional title of office is given in addition to those powers and duties provided for by these Bylaws for such office.

    Section 3.     Term.  The officers of the Corporation

shall hold office until their respective successors are

elected and qualify.  Any officer elected or appointed by the

Board may be removed by the Board at any time with or without cause by the affirmative vote of a majority of the whole

Board.  Any vacancy occurring in any such office may be filled only by the Board.

    Section 4.     Chairman of the Board.  The Chairman shall

be the Chief Executive Officer of the Corporation.  In

addition to his or her duties as Chairman and Chief Executive

Officer, the Chairman shall be responsible for the general and active management of the business and affairs of the

Corporation, subject only to the control of the Board;  shall have full authority in respect to the signing and execution

of deeds, bonds, mortgages, contracts and other instruments

of the Corporation; and, in the absence or disability of a

Vice Chairman or the President, shall exercise all of the

powers and discharge all of the duties of such Vice Chairman or the President.  The Chairman shall also be, ex officio, a member of all standing Board Committees, shall preside at all meetings of shareholders and Directors, and shall perform such other duties as the Board may prescribe.

    Section 5.    President.  The President shall be an

executive Officer of the Corporation, shall preside at all

meetings of the shareholders and Directors in the absence of the Chairman and the Senior Vice Chairman, and shall perform such other duties as the Chairman or the Board shall

prescribe.  The President shall have equal authority with the

Chairman and the Vice Chairmen, if any, to sign and execute

deeds, bonds, mortgages, contracts and other instruments of

the Corporation.

    Section 6.    Vice Chairmen of the Board.  Vice Chairmen,

if any, may but need not be executive officers of the

Corporation.  The Vice Chairmen shall perform such other

duties, and have such other powers as the Chairman or the

Board may, from time to time, prescribe.  Each Vice Chairman shall have equal authority with the Chairman and the President with respect to the signing and execution of deeds, bonds,

mortgages, contracts and other instruments of the Corporation.

    Section 7.    Vice Presidents.  The Vice President, or if

there shall be more than one, the Vice Presidents shall, in

the absence or disability of the Chairman, the President and all Vice Chairmen, perform the duties and exercise the powers of the President. Each Vice President shall perform such other duties and have such other powers as the Chairman and

the Board may, from time to time, prescribe.

    Section 8.     Secretary and Assistant Secretaries.  The

Secretary shall attend all meetings of the Board and all

meetings of the shareholders and record all the proceedings

of the meetings of the Corporation and of the Board in books to be kept for that purpose, shall perform like duties for

Committees of the Board when required, and shall perform such other duties as may be prescribed by the Board, the Chairman,

any Vice Chairman, or the President.  The Secretary shall keep in safe custody the seal of the Corporation and affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his or her signature or by the signature of an

Assistant Secretary.  The Assistant Secretary, or, if there be more than one, the Assistant Secretaries, in the order

determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may, from time to time,

prescribe.

    Section 9.    Treasurer and Assistant Treasurers.   The

Treasurer shall have charge of the funds of the Corporation;

shall keep the same in depositories designated by the Board

or by officers of the Corporation authorized by the Board to make such designation;  shall cause said funds to be disbursed upon checks, drafts, bills of exchange or orders for the

payment of money signed in such manner as the Board or

authorized officers of the Corporation may, from time to time,

direct;  shall perform such other duties as directed by the

Board, the Chairman or other senior officers;  and, if

required by the Board,  shall give bond for the faithful

performance of his or her duties in such form and amount as

may be determined by the Board.  The Assistant Treasurer, or,

if there be more than one, the Assistant Treasurers, in the

order determined by the Board, shall, in the absence or

disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall have such other duties and powers as the Board may prescribe.

    Section 10.   Controller and Assistant Controllers.  The

Controller, if one is elected by the Board, shall have charge of the accounting records of the Corporation; shall keep full and accurate accounts  of all receipts and disbursements in

books and records belonging to the Corporation;  shall

maintain appropriate internal control and auditing of the

Corporation; and shall perform such other duties as directed by the Board, the Chairman or other senior officers. The

Assistant Controller or, if there be more than one, the

Assistant Controllers, in the order determined by the Board,

shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller and shall have such other duties and powers as the Board may prescribe.

    Section 11.    Appointed Officers.  In addition to the

corporate officers elected by the Board as hereinabove in this

Article V provided, the Chairman may, from time to time,

appoint one or more other persons as appointed officers who

shall not be deemed to be corporate officers, but may,

respectively, be designated with such titles as the Chairman may deem appropriate.  The Chairman may prescribe the powers to be exercised and the duties to be performed by each such

appointed officer, may designate the term for which each such appointment is made, and may, from time to time, terminate any or all of such appointments with or without cause.  Such

appointments and termination of appointments shall be reported periodically to the Board.

                           ARTICLE VI

                      CERTIFICATES OF SHARES

    Section 1.    Certificates.   The certificates of shares

of the Corporation shall be numbered and registered in a share register as they are issued.  They shall exhibit the name of the registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par

value as the case may be.

   Section 2.     Signatures on Certificates.  Every share

certificate shall be signed by the Chairman of the Board, the

President or a Vice President;  and by the Secretary or an

Assistant Secretary or the Treasurer or an Assistant

Treasurer;  and shall be sealed with the Corporation's seal

which may be facsimile, engraved or printed.

    Section 3.   Transfer Agents and Registrars; Facsimile

Signatures.  The Board may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates for shares to bear the signature or

signatures of any of them.  Where a certificate is signed (a)

by a transfer agent or an assistant or co-transfer agent, or

(b) by a transfer clerk or (c) by a registrar or co-registrar,

the signature of any officer thereon may be facsimile. Where a certificate is signed by a registrar or co-registrar the certificate of any transfer agent or co-transfer agent thereon may be by facsimile signature of the authorized signatory of such transfer agent or co-transfer agent.  In case any officer or officers of the Corporation who have signed, or whose

facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation or otherwise,

before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may,

nevertheless, be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

    Section 4.   Lost Certificates.  In case of loss or

destruction of any certificate of stock or other security of the Corporation, another may be issued in its place upon

satisfactory proof of such loss or destruction and upon the

giving of a satisfactory bond of indemnity to the Corporation and to the transfer agents and registrars, if any, of such

stock or other security, in such sum as the Board may provide.

The Board may delegate to any officer or officers of the

Corporation the authorization of the issue of such new certificate or certificates and the approval of the form and amount of such indemnity bond and the surety thereon.

    Section 5.    Transfer of Shares.  Upon surrender to the

Corporation or a transfer agent of the Corporation of a

certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer,

the Corporation may issue a new certificate to the person

entitled thereto, cancel the old certificate and record the

transaction upon its books.

    Section 6.    Registered Shareholders.  The Corporation

and its transfer agents shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other

claims to, or interest in, such shares on the part of any

other person and shall not be liable for any registration or transfer of shares which are registered, or to be registered,

in the name of a fiduciary or the nominee of a fiduciary

unless made with actual knowledge that a fiduciary, or nominee of a fiduciary, is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

    Section 7. Interested Shareholders. The provisions of these Bylaws, including without limitation the provisions of this Article VI as they apply to any Interested Person or

shares beneficially owned by such Interested Person, are

subject to the provisions of Article 9 of the Articles.



                           ARTICLE VII

  INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS



    Section 1.    Actions Involving Directors, Officers or

Employees.  The Corporation shall indemnify any person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of the Corporation), or who is

threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil,

criminal, administrative or investigative (including, but not limited to, an action by or in the right of the Corporation)

by reason of the fact that he or she is or was a Director,

officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or

employee of another corporation, partnership, joint venture,

trust or other enterprise, against expenses (including

attorneys' fees), judgments, fines and amounts paid in

settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding; provided,

that no such person shall be indemnified (a) except to the

extent that the aggregate of losses to be indemnified under

the provisions of this Article VII exceeds the amount of such losses for which the Director, officer or employee is insured pursuant to any directors and officers liability insurance

policy maintained by the Corporation;  (b) in respect to

remuneration paid to such person if it shall be finally

adjudged that such remuneration was in violation of law;

(c) on account of any suit in which judgment is rendered

against such person for an accounting of profits made from the purchase or sale by such person of securities of the

Corporation pursuant to the provisions of Section 16(b) of the

1934 Act and amendments thereto or similar provisions of any federal, state or local statutory law;  (d) on account of such person's conduct which is finally adjudged to have been

knowingly fraudulent, deliberately dishonest or willful

misconduct;  and (e) if it shall be finally adjudged that such indemnification is not lawful.

    Section 2.    Actions Involving Agents.  The Corporation

may indemnify any person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of the

Corporation), or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or

investigative (including, but not limited to, an action by or in the right of the Corporation) by reason of the fact that

he or she is an agent of the Corporation, or is or was serving at the request of the Corporation as an agent of another

corporation, partnership, joint venture, trust or other

enterprise, against expenses (including attorneys' fees),

judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such

action, suit or proceeding, all to the full extent permitted by law.

    Section 3.    Determination of Right to Indemnification

in Certain Instances.

         (a)  Any indemnification under Section 1 of this

Article VII (unless ordered by a court) shall be made by the

Corporation unless a determination is reasonably and promptly made that indemnification of the director, officer or employee is not proper in the circumstances because he or she has not satisfied the conditions set forth in such Section 1.  Such

determination shall be made (1) by the Board by a majority

vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal

counsel in a written opinion, or (3) by the shareholders;

provided, that no such determination shall preclude an action brought in an appropriate court to challenge such

determination.

         (b)  Any indemnification under Section 2 of this

Article VII (unless ordered by a court) shall be made by the

Corporation only as authorized in the specific case upon a

determination that indemnification of the agent is proper in the circumstances because he or she has met the applicable

standard of conduct set forth in such Section 2.  Such

determination shall be made (1) by the Board by a majority

vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum

is not obtainable, or, even if obtainable, a quorum of

disinterested Directors so directs, by independent legal

counsel in a written opinion, or (3) by the shareholders.

    Section 4.    Advance Payment of Expenses.  Expenses

incurred by defending a civil or criminal action, suit or

proceeding may be paid by the Corporation in advance of the

final disposition of such action, suit or proceeding upon

receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amounts unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this

Article.

    Section 5.    Successful Defense.   Notwithstanding any

other provision of this Article VII, to the extent that a

director, officer, employee or agent of the Corporation has

been successful on the merits or otherwise (including the

dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any

action, suit or proceeding referred to in Sections 1 or 2 of this Article VII, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses

(including attorneys' fees) actually and reasonably incurred in connection therewith.

    Section 6.   Not Exclusive Right.  The indemnification

provided by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of

shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.  Without limiting the

generality of the foregoing, in the event of conflict between the provisions of this Article VII and the provisions of any agreement adopted by the shareholders between the Corporation on the one hand, and any director, officer, employee or agent of the Corporation on the other, providing for

indemnification, the terms of such agreement shall prevail.

Any indemnification, whether required under this Bylaw or

permitted by statute or otherwise, shall continue as to a

person who has ceased to be a director, officer or employee

and shall inure to the benefit of the heirs, executors and

administrators of such person.

    Section 7.   Insurance.  The Board shall have the power to

cause the Corporation to purchase and maintain insurance on

behalf of any person who is or was a Director, officer,

employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer,

employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability

asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such,

whether or not the Corporation would have the power to

indemnify him against such liability under the provisions of this Article.

     Section 8.    Subsidiaries of Corporation.  For the

purposes of this Article VII,  (a) any officer, Director, or employee of the Corporation who shall serve as an officer,

director, employee or agent of any other corporation, joint

venture, trust or other enterprise of which the Corporation,

directly or indirectly, is or was a stockholder or creditor,

or in which the Corporation is or was in any way interested,

or (b) any officer, director, or employee of any subsidiary

corporation, venture, trust or other enterprise wholly owned by the Corporation, shall be deemed to be serving as such

director, officer, employee or agent at the request of the

Corporation, unless the Board shall determine otherwise.  In all instances where any person shall serve as a director,

officer, employee or agent of another corporation, joint

venture, trust or other enterprise of which the Corporation

is or was a stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as such director, officer,

employee or agent at the request of the Corporation, the Board may determine whether such service is or was at the request of the Corporation, and it shall not be necessary to show any

actual or prior request for such service.

_____________________

Note:  The indemnification provided in the foregoing

provisions of Article VII (and related matters) was approved by the stockholders of the Corporation on February 10, 1987.



Section 9.     Spousal Indemnification.  The spouse of a

person entitled to indemnification under Section 1 hereof or who is granted indemnification under Section 2 hereof, shall be entitled to be so indemnified; provided, that the spouse

was or is a party (other than a party plaintiff suing on his or her own behalf or in the right of the Corporation), or was or is threatened to be made a party, to any threatened,

pending, or completed action, suit or proceeding, whether

civil, criminal, administrative, or investigative (including,

but not limited to, an action by or in the right of the

Corporation), solely by reason of the spousal relationship to the person entitled to indemnification under Section 1 hereof or who is granted indemnification under Section 2 hereof.

                          ARTICLE VIII

                      GENERAL PROVISIONS

    Section 1.    Dividends.  Dividends upon the shares of the

Corporation, subject to the provisions of the Articles, if

any, may be declared by the Board at any regular or special

meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock or other

securities of the Corporation, in rights or warrants relating thereto, or in any other form authorized by law.

    Section 2.    Checks.  All checks or demands for money and

notes of the Corporation shall be signed by such officer or

officers or such other person or persons as the Board, or

officers authorized by the Board, may, from time to time,

designate.

    Section 3.    Fiscal Year.  The fiscal year of the

Corporation shall commence on October 1, and close on

September 30.

    Section 4.     Seal.  The Corporation's seal shall have

inscribed thereon the name of the Corporation, the numeral

"1890" being the year of the incorporation of the Corporation,

and the words "Corporate Seal, Missouri". The seal may be used by causing it, or a facsimile thereof, to be impressed,

affixed, reproduced or otherwise.

    Section 5.     Closing of Transfer Books and Fixing of

Record Dates.  The Board shall have power to close the share transfer books of the Corporation for a period not exceeding seventy (70) days preceding the date of any meeting of

shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any

change, conversion or exchange of shares shall go into effect;

provided, however, that, in lieu of closing the share transfer books as aforesaid, the Board may fix in advance a date, not exceeding seventy (70) days preceding the date of any meeting of shareholders, or the date for the payment any dividend, or the date for the allotment of rights, or the date when any

change or conversion or exchange of shares shall go into

effect, as a record date for the determination of the

shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of

rights, or to exercise rights in respect of any such change,

conversion or exchange of shares; and, in each such case,

such shareholders and only such shareholders as shall be shareholders of record on the date of closing the share transfer books, or on the record date so fixed, shall be

entitled to notice of, and to vote at, such meeting and any

adjournment thereof, or to receive payment of such dividend,

or to receive such allotment of rights, or to exercise such

rights, as the case may be, notwithstanding any transfer of

any shares after such date of closing of the share transfer

books or such record date fixed as aforesaid.



                            ARTICLE IX

                            AMENDMENTS

    Section 1.     These Bylaws may be altered, amended or

repealed solely by a majority vote of the members of the whole

Board at any regular or special meeting thereof duly called

and convened.